EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250, 33-71252,
333-36467, 333-48951, 333-62283, 333-63559, 333-91299, 333-75426, 333-75428, and
333-75430) of Lillian Vernon Corporation of our report dated April 22, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

New York, New York
May 17, 2002